Exhibit 10.2

AMENDMENT NO. 1 TO

PALISADE BIO, INC.

AMENDED AND RESTATED

EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1 (the “Amendment”) to the Amended and Restated Executive Employment Agreement, dated as of September 4, 2025 (the “Agreement”), by and between Palisade Bio, Inc. (the “Company”) and Mitchell Jones, M.D., Ph.D. (“Executive”), is made and entered into effective as of October 7, 2026 (the “Amendment Effective Date”).

Whereas, the Company and Executive are parties to the Agreement; and

Whereas, the Company and Executive desire to amend certain terms of the Agreement as set forth herein.

Now, Therefore, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Amendment to Section 1.1. Section 1.1 of the Agreement is hereby amended by replacing the title “Chief Medical Officer” with “President and Chief Medical Officer.” Executive shall serve as the Company’s President and Chief Medical Officer and shall continue to report to the Company’s Chief Executive Officer.
2.
Amendment to Section 2.1. Section 2.1 of the Agreement is hereby amended to increase Executive’s Base Salary from $440,000 per year to $485,000 per year.
3.
Amendment to Section 2.2. Section 2.2 of the Agreement is hereby amended to increase Executive’s target annual performance bonus from 40% of Base Salary to 45% of Base Salary.
4.
Amendment to Section 8.2. Section 8.2 of the Agreement is hereby amended by adding the following new clause (iv) immediately following clause (iii):

“(iv) Notwithstanding anything to the contrary set forth in any equity incentive plan or any award agreement, or successor thereto, the vesting of Executive’s then-outstanding Equity-Based Awards that are subject to time-based vesting shall be accelerated such that on the effective date of such termination, an additional twelve (12) months of vesting credit shall apply to Executive’s outstanding Equity-Based Awards subject to time-based vesting, and any restrictions thereon shall lapse to the extent such awards would have vested had Executive remained employed for an additional twelve (12) months following Executive’s termination date. Such fully vested awards that are stock option awards will be immediately exercisable by Executive for the lesser of (i) 90 days or (ii) the expiration date contained in the applicable grant agreement. The timing of the payment of any Equity-Based Awards subject to Section 409A of the Code will be determined solely by the terms of the agreement(s) under which such awards were granted. Treatment of any performance-based vesting equity awards will be governed

Exhibit 10.2

solely by the terms of the agreements under which such awards were granted and will not be eligible to accelerate vesting pursuant to the foregoing provisions.”

5.
Amendment to Section 10.9. Section 10.9 of the Agreement is hereby amended by replacing “California” with “Delaware.”
6.
No Other Amendments. Except as expressly amended by this Amendment, the Agreement remains in full force and effect in accordance with its terms.
7.
Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
8.
Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
9.
Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

[Signature Page Follows]

Exhibit 10.2

In Witness Whereof, the parties have executed this Amendment on the date first written above.

Palisade Bio, Inc.

By: /s/ J.D. Finley

Name: J.D. Finley

Title: Chief Executive Officer

Executive: Mitchell Jones

/s/ Mitchell Jones, M.D., Ph.D.

Mitchell Jones, M.D., Ph.D.